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                                                               EXHIBIT 10(XIX)

                               ADDENDUM AGREEMENT

This Addendum Agreement (hereinafter referred to as "AA") is made and entered into on this 26th day of January, 1997 by and between:

1. MAXWELLS ENERGY & METALS TECHNOLOGY LTD. (hereinafter referred to as "MAXWELLS"), a corporation organized under the laws of the Commonwealth of the Bahamas, and having registered offices in the Bahamas and representative offices in Singapore, and is represented in this AA by its President Director, William Chan; and

2.       NEVADA MANHATTAN MINING INC. (hereinafter referred to as
         "NEVADA"), a corporation organized under the laws of the state of Nevada, and having offices at 5038 North Parkway Calabasas, Suite 100, Calabasas, CA 91302, and is represented in this AA by its Chairman/CEO, Christopher Michaels.

Whereas Maxwells and Nevada entered into a Principles of Agreement in August 1996 for the development, exploration, and exploitation of a 10,000 hectare gold concession in Kalimantan, Indonesia.

Per the terms of said Agreement, the Parties agreed that Maxwells may substitute a like gold concession mutually acceptable by both Parties. Under the terms of this AA, the Parties hereby agree to substitute the 10,000 hectare concession (known as the "Abubakar Property") with a new 16,000 hectare concession in East Kalimantan (known as the "Sopang Property") and all other terms and conditions remain the same.

The execution of this AA is legal and binding on all Parties, and this AA is ratified by the Board of Directors of both corporations.

         Executed in South Hampton, Bermuda on this 26th day of January, 1997 by:

                                   SIGNATORIES

Nevada Manhattan Mining Inc.                          Maxwells Energy &
                                                      Metals Technology Ltd.


/s/                                                   /s/
Chris Michaels                                        William Chan
Chairman & CEO                                        President Director